 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of Earliest event Reported): December 2, 2015 (November 25, 2015)
GLORYWIN ENTERTAINMENT GROUP INC.
(Exact name of registrant as specified in its charter)
Nevada	000-55100	27-3369810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
Room 8, 20/F, AIA Tower, Nos 251A-301
Avenida Commercial de Macau, Macau
(Address of principal executive offices)
+853 8294-2333
(Registrant's telephone number, including area code)
_______________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On November 25, 2015, Mr. SOV Cheang Chhay announced his resignation as acting Chief Executive Officer to the Board of Directors (the “Board”) of Glorywin Entertainment Group Inc., a Nevada Corporation (the “Company”), effective on November 30, 2015. Mr. Sov did not resign for reasons involving a disagreement with the Company or its management, or because of any matter relating to the Company’s operations, policies, or practices. On December 1, 2015, the Board accepted Mr. Sov’s resignation and ratified former CEO Mr. Eng Wah Kung’s resignation. On the same day, the Board appointed Mr. Meng Hoa DUONG as the Chief Executive Officer to fill the vacancy created by the resignation of Mr. Sov and as an executive director to the Board.
Mr. Duong was an advisor and consultant to overseas investors for projects in Cambodia from March 2011 to November 2015. Between November 2004 and November 2015, Mr. Duong worked for several Cambodian companies. He served as chairman and shareholder of Chateau De Bavet Casino & Hotel from December 2008 to February 2011; as chairman and shareholder of Mekong Recreation Club from September 2006 to November 2008; and as general manager and shareholder of New World Casino & Hotel from November 2004 to August 2006. Between January 1994 and October 2004, Mr. Duong was the CEO and owner of New Cambodia Supermarket located in the United States. Mr. Duong served as an advisor to the Cambodian Senate President Chea Sim to help improve communications with overseas investors. He speaks five different languages and three Chinese dialects.
No family relationship exists between Mr. Duong and any directors or executive officers of the Company. In addition, there has been no transaction, nor is there any currently proposed transaction between Mr. Duong and the Company that would require disclosure under Item 404(a) of Regulation S-K.
On November 30, 2015, the Company entered into an Employment Agreement with Mr. Duong. The Employment Agreement is effective as of December 1, 2015. Under the terms of the Employment Agreement, the Company agreed to pay Mr. Duong a monthly fee of $3,000 as compensation for the services to be provided by him as the Chief Executive Officer. Mr. Duong may also be entitled to discretionary bonus. His employment will be on probation for a period of three months from December 1, 2015. Under the terms of the Employment Agreement, Mr. Duong agreed to keep the Company’s business secrets and information confidential from third parties. The Company is also entitled to the sole ownership an exclusive use of any invention or improvement made or discovered by Mr. Duong and of any copyright, design right, trademark or trade name created or used by Mr. Duong during his employment with the Company.
The foregoing summary of the material terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement attached to this report as Exhibit 10.1.
Item 9.01.     Financial Statements and Exhibits.
(d)     Exhibits
10.1	Employment Agreement, dated as of November 30, 2015, by and between Glorywin Entertainment Group Inc. and Mr. Meng Hoa Duong

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLORYWIN ENTERTAINMENT GROUP INC.

Date: December 2, 2015	/s/ Meng Hoa Duong
Meng Hoa Duong
Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description
10.1	Employment Agreement, dated as of November 30, 2015, by and between Glorywin Entertainment Group Inc. and Mr. Meng Hoa Duong